UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 8, 2014

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 8, 2014, AZZ incorporated (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved four proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 29, 2014. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.    Election of nine directors each to serve for a one year term.

	For	Withheld	Broker Non-Votes
Thomas E. Ferguson	19,557,212	747,019	3,593,786
Dana L. Perry	19,445,688	858,543	3,593,786
Daniel E. Berce	19,477,736	826,495	3,593,786
Martin C. Bowen	19,391,261	912,970	3,593,786
Sam Rosen	19,502,426	801,805	3,593,786
Kevern R. Joyce	19,495,734	808,497	3,593,786
Dr. H. Kirk Downey	19,369,604	934,627	3,593,786
Daniel R. Feehan	12,153,605	8,150,626	3,593,786
Peter A. Hegedus	20,234,927	69,304	3,593,786

Proposal 2.    Approval of AZZ Incorporated 2014 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
17,987,395	2,275,500	41,336	3,593,786

Proposal 3.     Approval of the Say-On-Pay Proposal on its executive compensation program.

For	Against	Abstain	Broker Non-Votes
19,751,959	375,598	176,674	3,593,786

Proposal 4.	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on February 28, 2015.

For	Against	Abstain	Broker Non-Votes
22,715,267	839,573	343,177	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Date: July 8, 2014	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Corporate Secretary